Exhibit 32

                           MOTORSPORTS EMPORIUM, INC.
                              A Nevada corporation
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of MotorSports Emporium, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2005 is filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Keaveney, Chief Executive Officer, President and Chief Financial Officer, certify, pursuant to 18 U.S.C. SS 1350, as adopted pursuant to SS 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement required by Section 906, has been provided to MotorSports Emporium, Inc., and will be retained by MotorSports Emporium Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Dated: November 14, 2005                            /s/ David Keaveney
      ------------------                            ----------------------------
                                                By:  David Keaveney
                                                Its: Chief Executive Officer,
                                                     President and
                                                     Chief Financial Officer